                                                                       EXHIBIT 8


                                 March 11, 1998
                                                 PhyCor, Inc.
CareWise, Inc.                                   Suite 400
Suite 2600                                       30 Burton Hills Boulevard
701 Fifth Avenue                                 Nashville, TN  37219
Seattle, WA  98104-7015                          ATTN: Joseph C. Hutts,
ATTN:    John E. Gebhart III, President and            President and
         Chief Executive Officer                       Executive Officer



         RE: TAX OPINION REGARDING MERGER OF PHYCOR/HEALTH MERGER CORP. INTO CAREWISE, INC.

Ladies and Gentlemen:

         We have been asked, as counsel to CareWise, Inc., a Delaware corporation ("CareWise"), to render this opinion regarding certain matters related to the U.S. federal income tax consequences of the merger (the "Merger") of PhyCor/Health Merger Corp. (the "Subsidiary"), a Delaware corporation and 100% subsidiary of PhyCor, Inc., a Tennessee corporation ("PhyCor"), pursuant to that certain Agreement and Plan of Merger, dated as of December 22, 1997 by and between CareWise, the Subsidiary and PhyCor (the "Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings given to them in the Agreement or, if not defined therein, as described in the Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission on January 27, 1998 relating to the Merger (the "S-4"). This opinion letter is rendered pursuant to Section 8.1(h) of the Agreement.

         In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the relevant documents related to the Merger, including the Agreement and the S-4. Furthermore, we have examined that certain PhyCor Tax Matters Certificate, dated as of the date hereof, the form of which is attached hereto as Exhibit A, (the "PhyCor Tax Certificate"), that certain CareWise Tax Matters Certificate, dated as of the date hereof, the form of which is attached hereto as Exhibit B, (the "CareWise Tax Certificate") and the representations of certain stockholders contained in those Stockholders Representation Letters regarding the Merger from certain significant CareWise stockholders to Perkins Coie LLP, the form of which is attached hereto as Exhibit C (the "Stockholder Representation Letters").

         Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above, the representations given by PhyCor in the PhyCor Tax Certificate, the representations given by CareWise in the CareWise Tax Certificate, and the representations of certain CareWise stockholders in the Stockholder Representation Letters. In rendering our opinion, we have assumed the accuracy of all information and representations and the performance of all undertakings contained in the reviewed documents as set forth above, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. If any of these facts or assumptions are not correct, please advise us at once as our advice may be affected by a change in such facts or assumptions.

         Based upon the foregoing and subject to the limitations discussed below, it is our opinion that the statements made under the headings "SUMMARY - Material Federal Income Tax Consequences" and "THE MERGER Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects and constitute a fair and accurate summary of the material federal income tax consequences of the Merger for CareWise stockholders who are citizens or residents of the United States. However, as discussed above and as indicated in the S-4, if any of the assumptions or representations set forth above prove incorrect, then the conclusions set forth above may not be accurate, with the consequences discussed in the S-4 under the heading "THE MERGER - Material Federal Income Tax Consequences - Consequences of Failure to Qualify as a Tax-Free Reorganization."

         Our opinion is limited to the specific matters described in the S-4 under the caption "THE MERGER Material Federal Income Tax Consequences." We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to the Merger. Our opinion may not address issues that are material to an individual stockholder based on his or her particular tax situation. No ruling will be requested from the Internal Revenue Service ("IRS") regarding the Merger. Our opinion is not binding on the IRS and does not constitute a guarantee that the IRS will not challenge the tax treatment of the Merger.

         In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations promulgated thereunder the pertinent judicial authorities and interpretative rulings of the IRS. We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to the Merger and that such changes could result in a materially different result than the result described in the opinions above.

         This opinion is furnished in connection with the Merger. We consent to the reference to our firm under the caption "SUMMARY - Material Federal Income Tax Consequences" and "THE MERGER - Material Federal Income Tax Consequences" and to the filing of this opinion as an exhibit to the S-4.

                                    Very truly yours,



                                    /s/ PERKINS COIE LLP

                                                                       EXHIBIT A

                                  PHYCOR, INC.
                             TAX MATTERS CERTIFICATE

         PHYCOR, INC. ("PhyCor"), a Tennessee corporation, submits this certificate (this "Certificate") to be relied upon in, and as a condition for, Perkins Coie's deliverance of its opinions regarding the tax consequences of the proposed merger (the "Merger") of PhyCor/Health Merger Corporation, a newly formed Delaware corporation that is wholly owned by PhyCor ("Merger Sub"), into CareWise, Inc., a Delaware Corporation ("CareWise") pursuant to an Agreement and Plan of Merger by and among PhyCor, MergerSub and CareWise dated as of December 22, 1997 (the "Merger Agreement"). Capitalized terms not otherwise defined here have the meaning stated in the Merger Agreement or if not defined there, in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission relating to the Merger (the "S-4").

         PhyCor certifies that the facts and assumptions relating to the Merger, insofar as they relate to PhyCor and Merger Sub, that are described in the opinion letter from Perkins Coie to PhyCor dated the date hereof (a copy of which you acknowledge has been provided to you), and the following statements, are true, correct and complete in all material respects as of the date of this letter:

         1. The fair market value of the PhyCor Common Shares and other consideration received by each CareWise shareholder will be approximately equal to the fair market value of the common stock, par value $.001 per share, of CareWise (the "CareWise Common Stock") and the CareWise Series C, D, E and F Preferred Stock, par value $.001 per share, (collectively, the "CareWise Preferred Stock" and, together with the CareWise Common Stock, the "CareWise Capital Stock") surrendered in the Merger.

         2. PhyCor has no plan or intention to cause CareWise to issue additional shares of CareWise Capital Stock that would result in PhyCor owning less than 80 percent of the total combined voting power of all classes entitled to vote and 80 percent of the total number of shares of each other class of CareWise Capital Stock.

         3. Following the Merger, CareWise will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by CareWise or Merger Sub to dissenters, amounts paid by CareWise or Merger Sub to shareholders who receive cash or other property, amounts used by CareWise or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CareWise will be included as assets of CareWise or Merger Sub, respectively, immediately prior to the Merger.

         4. PhyCor has no plan or intention to redeem or otherwise reacquire any of the PhyCor Common Shares issued in the Merger.

         5. Except as otherwise provided in the Merger Agreement, PhyCor, CareWise and the CareWise shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

         6. In the Merger, shares of CareWise Capital Stock representing at least 80 percent of the total combined voting power of all classes of CareWise Capital Stock entitled to vote and at least 80 percent of the shares of each other class of CareWise Capital Stock will be exchanged solely for voting stock of PhyCor. For purposes of this representation, shares of CareWise Capital Stock exchanged for cash or other property originating with PhyCor will be treated as outstanding CareWise stock on the date of the Merger.

         7. PhyCor does not own, directly or indirectly, nor has it owned, directly or indirectly, during the past five years, any shares of CareWise Capital Stock.

         8. No intercorporate indebtedness exists between PhyCor and CareWise or between Merger Sub and CareWise that was issued or acquired at a discount and there is no plan or intention to settle any such debt at a discount or otherwise forgive such debt, in whole or in part. The terms of any such indebtedness were negotiated at arms'-length and are commercially reasonable.

         9. Following the Merger, PhyCor will cause CareWise to continue its historic business or continue to use a significant portion of its historic business assets.

         10. Neither PhyCor nor Merger Sub is a regulated investment company, real estate investment trust, or a corporation fifty percent or more of the value of whose total assets are stock and securities, and eighty percent or more of the value of whose total assets are assets held for investment. In making the percentage determinations under the preceding sentence, stock and securities of any subsidiary corporation are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, and a corporation is considered a subsidiary if the parent owns fifty percent or more of the combined voting power of all classes of stock entitled to vote or fifty percent or more of the total value of shares of all classes of stock outstanding.

         11. None of the compensation to be received by any CareWise shareholder-employee from PhyCor will be separate consideration for, or allocable to, any of such shareholder-employee's shares of CareWise Capital Stock; none of the PhyCor Common Shares received by any CareWise shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         12. At all times prior to the Merger, PhyCor has owned and will own all the outstanding Merger Sub stock. Merger Sub was formed by PhyCor solely for the purposes of engaging in the transactions contemplated by the Agreement. Merger Sub will have no liabilities assumed by CareWise, and Merger Sub will not transfer to CareWise any assets subject to liabilities, in the Merger.

         13. Prior to the Effective Time, Merger Sub did not own any asset other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub.

         14. The Merger is being undertaken primarily for reasons germane to the business of PhyCor and neither PhyCor nor Merger Sub has as one of its significant reasons for the Merger the avoidance of federal income taxes..

         15. PhyCor has no plan or intention to liquidate CareWise, to merge CareWise into another corporation, or to cause CareWise to sell or otherwise dispose of any of its assets except possibly for dispositions of assets made in the ordinary course of business or transfers of assets to a corporation in which PhyCor directly owns stock with at least 80 percent of the total combined voting power of all classes of stock and at least 80 percent of the shares of each other class of stock outstanding (a "controlled corporation"). PhyCor has no plan or intention to sell or otherwise dispose of any of the CareWise Capital Stock acquired in the transaction, except possibly for transfers of CareWise Capital Stock to a controlled corporation. In no event will PhyCor cause or permit CareWise to be merged or liquidated into PhyCor or a PhyCor subsidiary within one year of the Effective Time.

         16. To the extent they impact the qualification of the Merger as a reorganization under Section 368(a)(1) of the Code or the tax consequences arising from the Merger, the factual statements of or about PhyCor or Merger Sub contained in the S-4 Registration Statement are true, and correct in all material respects. Furthermore, the representations, warranties, and covenants of PhyCor and Merger Sub contained in the Merger Agreement are true and correct in all material respects.

         17. PhyCor will not, directly or indirectly, permit CareWise to take any action after the Effective Time that would cause the representations contained in that CareWise Tax Certificate executed as of the date hereof to be untrue or inaccurate in any respect.

         18. The undersigned will reaffirm as of the Effective Time the contents of this Certificate in a writing to be dated and delivered to Perkins Coie immediately prior to the Effective Time. Furthermore, between the date of this Certificate and the Effective Time, the undersigned will immediately notify Perkins Coie of any change or event that would cause this Certificate to be untrue or inaccurate in any respect.

         IN WITNESS WHEREOF, PhyCor has caused this Certificate to be duly executed on this ____ day of March, 1998.



                                         PHYCOR, INC.




                                         By
                                            ----------------------------------
                                           Name

                                         ----------------------------------
                                           Title

                                                                       EXHIBIT B


                                 CAREWISE, INC.
                             TAX MATTERS CERTIFICATE

         CAREWISE, INC., a Delaware corporation ("CareWise"), submits this certificate (this "Certificate") to be relied upon in, and as a condition for, Perkins Coie's deliverance of its opinions regarding the tax consequences of the proposed merger (the "Merger") of PhyCor/Health Merger Corporation, a newly formed Delaware corporation ("Merger Sub") that is wholly owned by PhyCor Inc., a Tennessee corporation ("PhyCor"), into CareWise pursuant to an Agreement and Plan of Merger by and among PhyCor, Merger Sub and CareWise dated as of December 22,1997 (the "Merger Agreement"). Capitalized terms not otherwise defined here have the meaning stated in the Merger Agreement or if not defined there, in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission relating to the Merger (the "S-4").

         CareWise certifies that the facts and assumptions relating to the Merger, insofar as they relate to CareWise, that are described in the opinion letter from Perkins Coie to CareWise dated the date hereof (a copy of which you acknowledge has been provided to you), and the following statements, are true, correct and complete in all material respects as of the date of this letter:

         1. The fair market value of the PhyCor Common Shares received by each CareWise shareholder will be approximately equal to the fair market value of the common stock, par value $.001 per share, of CareWise (the "CareWise Common Stock") and the CareWise Series C, D, E and F Preferred Stock, par value $.001 per share, (collectively, the "CareWise Preferred Stock" and, together with the CareWise Common Stock, the "CareWise Capital Stock") surrendered in the Merger. There are no shares of stock of CareWise authorized or issued or outstanding other than the CareWise Capital Stock.

         2. There is no plan or intention by any holder of CareWise Capital Stock who owns five percent or more of CareWise Capital Stock, and to the knowledge of the CareWise management, there is no plan or intention on the part of the remaining holders of CareWise Capital Stock to sell, exchange, or otherwise dispose of a number of PhyCor Common Shares received in the Merger that would reduce the CareWise shareholders' ownership of PhyCor to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding CareWise Capital Stock as of the same date. For purposes of this representation, shares of CareWise Capital Stock surrendered by dissenters or exchanged for cash in lieu of fractional PhyCor Common Shares will be treated as outstanding CareWise Capital Stock on the Merger date. Shares of CareWise Capital Stock and PhyCor Common Shares held by CareWise shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the transaction will be considered as having been disposed of in making this representation.

         3. Following the Merger, CareWise will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by CareWise or Merger Sub to dissenters, amounts paid by CareWise or Merger Sub to shareholders who receive cash or other property, amounts used by CareWise or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CareWise will be included as assets of CareWise or Merger Sub, respectively, immediately prior to the Merger.

         4. CareWise has no plan or intention to issue additional shares of its stock that would result in PhyCor owning less than 80 percent of the total combined voting power of all classes entitled to vote and 80 percent of the total number of shares of each other CareWise Capital Stock class.

         5. No intercorporate indebtedness exists between PhyCor and CareWise or between Merger Sub and CareWise that was issued, acquired or will be settled at a discount.

         6. Except as otherwise provided in the Merger Agreement, PhyCor, CareWise and the CareWise shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

         7. In the Merger, shares of CareWise Capital Stock representing at least 80 percent of the total combined voting power of all classes of CareWise Capital Stock entitled to vote and at least 80 percent of the shares of each other class of CareWise Capital Stock will be exchanged solely for voting stock of PhyCor. For purposes of this representation, shares of CareWise Capital Stock exchanged for cash or other property originating with PhyCor will be treated as outstanding CareWise Capital Stock on the date of the Merger.

         8. At the time of the Merger, CareWise will not have outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire CareWise Capital Stock that, if exercised or converted, would affect PhyCor's acquisition or retention of at least 80 percent of the total combined voting power of all classes of CareWise Capital Stock entitled to vote and at least 80 percent of the total number of shares of each other class of CareWise Capital Stock.

         9. Following the Merger, CareWise intends to continue its historic business or use a significant portion of its historic business assets.

         10. CareWise is not a regulated investment company, real estate investment trust, or a corporation fifty percent or more of the value of whose total assets are stock and securities, and eighty percent or more of the value of whose total assets are assets held for investment. In making the percentage determinations under the preceding sentence, stock and securities in any subsidiary corporation are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, and a corporation is considered a subsidiary if the parent owns fifty percent or more of the combined voting power of all classes of stock entitled to vote or fifty percent or more of the total value of shares of all classes of stock outstanding.

         11. On the date of the Merger, the fair market value of the assets of CareWise will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

         12. CareWise is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding of a federal or state court.

         13. None of the compensation to be received by any CareWise shareholder-employee will be separate consideration for, or allocable to, any of the shareholder-employee's shares of CareWise Capital Stock; none of the PhyCor Common Shares received by any CareWise shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         14. The Merger is being undertaken primarily for reasons germane to the business of CareWise and CareWise does not have as one of its reasons for the Merger the avoidance of federal income taxes.

         15. To the extent they impact the qualification of the Merger as a reorganization under Section 368(a)(1) of the Code or the tax consequences arising from the Merger, the factual statements of or about CareWise contained in the S-4 Registration Statement are true, and correct in all material respects. Furthermore, the representations, warranties, and covenants of CareWise contained in the Merger Agreement are true and correct in all material respects.

         16. CareWise is not aware of any plan or intention on the part of PhyCor to cause CareWise to take any such actions after the Effective Time that would cause any of the representations contained herein to be untrue or inaccurate.

         17. The undersigned will reaffirm as of the Effective Time the contents of this Certificate in a writing to be dated and delivered to Perkins Coie immediately prior to the Effective Time. Furthermore, between the date of this Certificate and the Effective Time, the undersigned will immediately notify Perkins Coie of any change or event that would cause this Certificate to be untrue or inaccurate in any respect.

         IN WITNESS WHEREOF, CareWise has caused this Certificate to be duly executed this ___ day of March, 1998.

                                 CAREWISE, INC.


                                 By
                                    -----------------------------------
                                    Name

                                 --------------------------------------
                                    Title

                                                                       EXHIBIT C

                                 CAREWISE, INC.
                       STOCKHOLDERS REPRESENTATION LETTER

         In connection with, and as a condition to, Perkins Coie LLP's deliverance of its opinion regarding the tax consequences of the proposed merger (the "Merger") of PhyCor/Health Merger Corp., a newly formed Delaware corporation ("Merger Sub") that is wholly-owned by PhyCor Inc., a Tennessee corporation ("PhyCor"), into CareWise, Inc. ("CareWise") pursuant to an Agreement and Plan of Merger by and among PhyCor, Merger Sub and CareWise dated as of December 22, 1997 (the "Merger Agreement") the undersigned stockholder of CareWise makes the following representations and warranties, now and as of the effective time of the Merger (the "Effective Time"):

         (A)      TAX REPRESENTATION REGARDING CONTINUITY OF INTEREST

         Except as provided in paragraph (b), the undersigned has no present plan or intention to sell, transfer or otherwise dispose of a number of shares of common stock of PhyCor ("PhyCor Common Shares") to be received by the undersigned in the Merger that would reduce the undersigned's ownership of PhyCor Common Shares to a number of shares having a value, as of the date of the Merger, of less than 90% of the value of all of the formerly outstanding capital stock of CareWise ("CareWise Shares") held by the undersigned immediately prior to the Effective Time. Furthermore, the undersigned represents and warrants that for a one-year period following the Effective Time it will not sell, transfer or otherwise dispose of more than 10% of the PhyCor Common Shares received by the undersigned in the Merger (excluding transfers described in paragraph (b)) without first providing a written opinion of Waller Lansden Dortch & Davis (obtained at the expense of CareWise) in form and substance reasonably satisfactory to CareWise that such transfer will not cause the Merger to fail to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Finally, if the undersigned is a partnership for federal income tax purposes, the undersigned represents and warrants, now and as of the Effective Time, that neither it nor, to the best of its knowledge, any partner of the undersigned has any present plan or intention to sell, transfer or otherwise dispose of a number of PhyCor Common Shares to be received by the undersigned in the Merger that would, taken together with any sales, transfers or dispositions by the undersigned described in the previous paragraph, reduce the aggregate number of PhyCor Common Shares received in the Merger and held by the undersigned and its partners to a number having a value, as of the Effective Time, of less than 90% of the value all of the formerly outstanding CareWise Shares held by the undersigned immediately prior the Effective Time.

         For purposes of the preceding representations and warranties, CareWise Shares exchanged for cash or other property in the Merger (including cash in lieu of fractional PhyCor Common Shares) will be treated as outstanding CareWise Shares immediately prior to the Effective Time, and any CareWise Shares held by the undersigned on December 10, 1997 (or acquired subsequent to that date and prior to the Effective Time) and otherwise sold, redeemed or disposed of prior to the Effective Time will be considered in making this representation.

         (B)      CERTAIN PARTNERSHIPS

         After the Effective Time, if the undersigned is and has been since its formation a partnership for federal income tax purposes, as determined under
Section 7701 of the Code, the undersigned may distribute all or part of the PhyCor Common Shares received by the undersigned in the Merger to all of its partners for no additional consideration and in a transaction in which no gain or loss is recognized for income tax purposes; provided, however, that (i) any such transfer is made pro rata based on each partner's ownership interest in the undersigned; (ii) the partnership interest in the undersigned held by each partner at the time of the distribution has been continuously held by such partner, and is unchanged from the proportionate interest held by such partner, since December 10, 1997; and
(iii) at the time of the distribution the undersigned is not aware of any then-present plan or intention on the part of its partners to sell the PhyCor Common Shares to be distributed that would cause the representations and warranties set forth in paragraph (a) to be untrue if such then-present plan or intention had existed at the Effective Time.

         The undersigned understands that the preceding representations and warranties will be relied upon by Perkins Coie LLP in connection with the opinion regarding certain federal income tax consequences contemplated by
Section 8.1(h) of the Merger Agreement.

                             Individual Stockholder:

                             -------------------------------------
                             Signature


                             -------------------------------------
                             Name of Stockholder


                             Entity Stockholder:

                             -------------------------------------
                             Name of Stockholder

                             By:

                                  --------------------------------
                                  Name

                                  --------------------------------
                                  Title



                                       3